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                                                                  Exhibit 10(n).

                              NORWEST CORPORATION
                      DIRECTORS' FORMULA STOCK AWARD PLAN

        (As restated to reflect the two-for-one stock split in the form of a 100% stock dividend distributed on October 10, 1997)


      l.  Purpose.  The purpose of the Norwest Corporation Directors' Formula
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Stock Award Plan (the "Plan") is to provide compensation in the form of shares of the Corporation's common stock, $1 2/3 par value per share ("Common Stock"), to non-employee members of the Board of Directors (the "Board") of Norwest Corporation (the "Corporation") in consideration for personal services rendered in their capacity as directors of the Corporation. The Plan is intended to aid in attracting and retaining individuals of outstanding abilities and skills for service on the Board.

      2.  Eligibility.  Any person who (a) has served as a non-employee director
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of the Corporation during the calendar year preceding an Award Date (as defined below) and (b) is a non-employee director of the Corporation on the last day of such calendar year ("Eligible Non-Employee Director") shall be awarded shares of Common Stock determined as set forth in Section 3.

      3.  Formula Award.  In consideration for past services rendered, on
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February 1 of each year beginning February 1, 1997 (the "Award Date"), each
Eligible Non-Employee Director who was a non-employee director of the Corporation during all of the preceding calendar year shall be awarded that number of shares (rounded up to the next whole share) of Common Stock having an aggregate fair market value on the Award Date equal to the annual cash retainer established by the Board and in effect as of the immediately preceding January 1 (an "Award"). Each Eligible Non-Employee Director who was a non-employee director of the Corporation for less than all of the calendar year preceding an Award Date shall be awarded one-twelfth of an Award for each calendar month or portion thereof during which such person served as a non-employee director of the Corporation.

      The fair market value shall be determined using the closing price of a share of Common Stock as reported on the consolidated tape of the New York Stock Exchange. If the New York Stock Exchange is not open on the Award Date, the shares shall be valued at their fair market value as of the next preceding day on which the New York Stock Exchange was open.

      Each Eligible Non-Employee Director who was a non-employee director of the Corporation during all of 1995 and is a director on March 1, 1996 shall be awarded on May 1, 1996 that number of shares (rounded up to the next whole share) of Common Stock having an aggregate fair market value (determined as set forth above) on said date of $6,000.

      4.  Deferral of Awards.  An Eligible Non-Employee Director may elect to
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defer, in the form of shares of Common Stock, all or a portion of the Award for his or her service as a director for the calendar year (the "Deferral Year") following the year in which the deferral election is made. Such election shall be made pursuant to Section 5.
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      5.  Election to Participate and Defer Awards.
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      a.  Participation.  An Eligible Non-Employee Director becomes a
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participant in the deferral provisions of the Plan by filing not later than
December 15 of the year preceding the Deferral Year an irrevocable election with the Plan Administrator (as defined in Section 15) on a form provided for that purpose. The election form shall specify an amount to be deferred expressed as a percentage of the Award, one of the payment options described in Sections 8 and 9, and the year in which amounts deferred shall be distributed in a lump sum pursuant to Section 8 or in which distribution in installments shall commence pursuant to Section 9. The deferral election shall be effective only with respect to the Award for the Deferral Year specified on the election form. A new deferral election form must be filed for each Deferral Year.

      b.  Initial Deferral Election or Initial Eligibility.  The initial
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deferral elections by Eligible Non-Employee Directors must be made within 30 days of the date on which the Board of Directors of the Corporation approves the amendment of the Plan to include deferral provisions and shall be for compensation to be earned subsequent to the deferral election. A new Eligible Non-Employee Director must make a deferral election within 30 days of the date in which he or she becomes eligible to participate in the Plan.

      6.  Deferred Stock Account.  On the Award Date, a participant shall
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receive a credit to his or her account under the Plan (the "Deferred Stock
Account"). The amount of the credit shall be the number of shares determined by multiplying the amount of the Award by the percentage specified on the election form (rounded down to the nearest whole share).

      7.  Dividend Credit.  Each time a dividend is paid on the Common Stock, a
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participant shall receive a credit to his or her Deferred Stock Account.  The amount of the dividend credit shall be the number of shares (rounded to the nearest one-hundredth of a share) determined by multiplying the dividend amount per share by the number of shares credited to the participant's Deferred Stock Account as of the record date for the dividend and dividing the product by the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the dividend payment date or, if the New York Stock Exchange is closed on the dividend payment date, the next preceding date on which it was open.

      8.  Distribution of Deferred Stock Accounts in a Lump Sum.  Unless a
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participant elects pursuant to Section 5 to have his or her Deferred Stock
Account distributed in installments as described in Section 9, credits to a participant's Deferred Stock Account shall be distributed in whole shares of Common Stock (together with cash in lieu of a fractional share) on February 28 (or the next succeeding business day if February 28 is not a business day) of the calendar year following termination of service as a director or such other year as elected by the participant pursuant to Section 5. Cash distributed in lieu of any fractional share shall be determined based on the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the date of distribution or, if the New York Stock Exchange is closed on that date, the next preceding date on which it was open. If a
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participant dies before receiving a lump sum distribution to which he or she is entitled under the Plan, such distribution shall be made on February 28 (or the next succeeding business day if February 28 is not a business day) of the calendar year following the date of death in accordance with the participant's designation of a beneficiary on a form provided for that purpose and delivered to and accepted by the Plan Administrator or, in the absence of a valid designation or if the designated beneficiary does not survive the participant, to such participant's estate.

      9.   Distribution of Deferred Stock Accounts in Installments.  A
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participant may elect pursuant to Section 5 to have his or her Deferred Stock
Account distributed in stock in annual installments commencing on February 28 of the calendar year following termination of service as a director or such other year as elected by the participant pursuant to Section 5. The amount of each installment shall be a fraction of the number of shares in the participant's Deferred Stock Account on the January 31 (the "Valuation Date") prior to the date of the distribution of the installment, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed ten) minus the number of installments previously paid (rounded down to the nearest whole share). Cash in lieu of any fractional share (based on the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the Valuation Date) shall be distributed with the final installment. Undistributed shares remaining in the Deferred Stock Account after the first installment distribution has been made shall receive dividends in accordance with Section 7. If a participant dies before receiving all distributions to which he or she is entitled under the Plan, distribution of all shares remaining in the Deferred Stock Account (together with cash in lieu of any fractional share) shall be made on February 28 (or the next succeeding business day if February 28 is not a business day) of the calendar year following the date of death in accordance with the participant's designation of a beneficiary on a form provided for that purpose and delivered to and accepted by the Plan Administrator or, in the absence of a valid designation or if the designated beneficiary does not survive the participant, to such participant's estate.

      10.  Shares Available for Awards.  No more than 200,000 shares of Common
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Stock may be awarded under the Plan.  These shares may consist, in whole or in part, of authorized but unissued Common Stock or treasury Common Stock not reserved for any other purpose.

      11.  Adjustments for Certain Changes in Capitalization.  If the
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Corporation shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Common Stock, then the numbers, rights, and privileges of the shares issuable under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

      12.  Effective Date.  The Plan shall become effective on January 1, 1992.
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      13.  No Guarantee of Service.  Participation in the Plan does not
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constitute a guarantee or contract of service as a director.

      14.  Non-Assignability.  No right to receive an award hereunder shall be
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transferable or assignable by a Plan participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, Title I of the Employee Retirement Income Security Act ("ERISA"), or rules thereunder. The designation of a beneficiary by a participant pursuant to Section 8 or 9 does not constitute a transfer.

      15.  Administration.  This Plan shall be administered under such rules and
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procedures as shall be established from time to time by the Corporation's senior human resources officer (the "Plan Administrator").

      16.  Amendment and Termination.  This Plan may be amended, suspended or
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terminated by action of the Board and automatically shall be terminated when all
Common Stock subject to the Plan has been awarded; provided, however, that (a) the provisions of the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder, and (b) if the Plan has been approved by the stockholders of the Corporation, any amendment shall be similarly approved if the amendment would:

      (i) materially increase the benefits accruing to participants under the Plan;

      (ii) materially increase the number of securities which may be issued under the Plan; or

      (iii) materially modify the requirements as to eligibility for in the Plan.